Exhibit 10.1

THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE

IT IS BOTH (i) NOT MATERIAL, AND (ii) THE TYPE THAT THE REGISTRANT

TREATS AS PRIVATE OR CONFIDENTIAL.

Dated December 15, 2021

QUOIN PHARMACEUTICALS INC.

AND

orphaRm LLC

______________________________________________

DISTRIBUTION AGREEMENT

______________________________________________

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THIS DISTRIBUTION AGREEMENT (the «Agreement») is made December 15, 2021

BETWEEN:

(1)	QUOIN PHARMACEUTICALS INC, a company incorporated and registered in Delaware, having its principal office at 42127 Pleasant Forest Court, Ashburn, VA 20148 («Quoin»); and

(2)	Orpharm LLC, a company incorporated in a company incorporated in Russia, whose principal place of business is at 141860, Moscow Region, Dmitrov, Iksha, Naberezhnaya street 10/B (the «Distributor»),

(each a «Party» and together the «Parties»).

BACKGROUND

(A)	QUOIN is a specialty pharmaceutical company focused on the development and sale of treatments for life threatening diseases.

(B)	QX003 will be approved by the EMA or FDA and indicated for the treatment of Netherton Syndrome

(C)	QUOIN has the exclusive right to sell PRODUCT in the Territory (as defined below) and to sub-license to Distributor the exclusive right to sell PRODUCT in the Territory.

(D)	The Distributor has considerable marketing experience in the Territory (as defined below) and wishes to act as QUOIN’s distributor for the Product therein.

(E)	The Parties agree and understand that this Agreement supersedes and replaces all prior or contemporaneous negotiations, commitments, agreements (written or oral) and writings between the Parties with respect to the subject matter of this Agreement. All such other negotiations, commitments, agreements and writings will have no further force or effect, and the Parties will have no further rights, liabilities or obligations to any such other negotiation; commitment, agreement or writing thereunder.

THE PARTIES AGREE as follows:

1.	Definitions and Interpretation

1.1.	In this Agreement:

1.2.	«Affiliate» as to a Party, means any corporation, firm, partnership or other entity which, directly or indirectly, controls, is controlled by, or is under common control with, such Party. For purposes of this definition, the terms «control,» «controlled by» and «under common control with» shall mean (i) in the case of a corporate entity, direct or indirect ownership of more than fifty percent (50%) of the securities having the right to vote for the election of directors, and (ii) in the case of a non-corporate entity, direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such non-corporate entity; (b) status as a general partner in any partnership; or (c) any other arrangement where an entity possesses, directly or indirectly, the power to direct the management or policies of another entity, whether through ownership of voting securities, by contract or otherwise.

1.3.	«QUOIN-Owned Information and Materials» means: (a) all reports, materials, information and documentation prepared by QUOIN during the Term related to the Product; and (b) QUOIN-Specific SOPs.

1.4.	«Distributor-Specific SOPs» means standard operating procedures, specifications and instructions that are listed in Schedule 2 as amended from time to time in accordance with Section 5.2.

1.5.	«Applicable Local Law» means the applicable provisions of any and all applicable national, regional, and local laws, treaties, statutes, rules, regulations, administrative codes, and ordinances, and any and all directives, and orders or administrative decisions of any governmental agency or authority (including Regulatory Authorities) having jurisdiction over or related to the subject matter in question, including Marketing Authorisation, Trade Control Laws, Anti-Bribery Laws and other Anti-Corruption Laws, which are applicable to the subject matter of this Agreement.

1.6.	«Business Day» means any day (other than Saturday, Sunday or a public holiday in the US or Russia or non-working holiday in US or Russia) when clearing banks are physically open for business in Russia or the US

1.7.	«Change of Control» means, with respect to an entity, the occurrence of one or more of the following: (a) the acquisition by any third party (or related group of third parties), whether by tender or exchange offer made directly to the stockholders, open market purchases or any other transaction or series of transactions, of 50% or more of the capital stock entitled to exercise voting rights or to elect the members of the Board of Directors or other analogous governing body of such entity; (b) a merger or consolidation in which such entity is not the surviving entity, except for a transaction in which the securities of such entity immediately prior to consummation of such merger or consolidation are converted by means of such merger or consolidation into securities representing more than fifty percent (50%) of the total combined voting power of the surviving entity; or (c) any reverse merger in which such entity is the surviving entity but in which the securities of such entity immediately prior to consummation of such reverse merger represent less than fifty percent (50%) of the total combined voting power of such entity's capital stock outstanding immediately after consummation of such merger; or (d) any sale of all or substantially all of the assets of the entity to any third party (or related group of third parties).

1.8.	«Commencement Date» means the date of this Agreement.

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1.9.	«Compassionate Supply» means, the supply or the provision of Product on a compassionate use basis (as applicable).

1.10.	«Confidential Discounted Price» means prices which are lower than the List Price as agreed under Clause 9.1.

1.11.	«Confidential Information» shall have the meaning set out in Clause 23.1.

1.12.	«DAP» means Delivered at Place as defined by Incoterms 2010.

1.13.	«Delivery» has the meaning set out in Clause 6.1.

1.14.	«Distributor SOPs» means written standard operating procedures, specifications and instructions that are created by Distributor for general applicability in connection with its distribution activities under this Agreement.

1.15.	«EMA» means the European Medicines Agency.

1.16.	«FDA» means US Food and Drug Administration.

1.17.	«$USD» means Dollars.

1.18.	«Facility» means the warehouse in the Territory operated by the Distributor to store the Product provided that the facility is approved in writing by QUOIN as a storage location for the Product.

1.19.	«Force Majeure» means acts of God or the public enemy, earthquakes, fire, flood, epidemic, strike, lockout, embargo, sanctions restrictions, blockade, civil insurrection or war, acts of terrorism, inability to procure raw materials, power or supplies, labour shortages or strife, and other conditions (other than financial difficulties) beyond the control of the affected Party which delay or prevent the rendition of such Party's performance under this Agreement.

1.20.	«KOL» means Key Opinion Leader.

1.21.	«Marketing Authorisation» means marketing approval of the Product by a Regulatory Authority as a treatment for Netherton Syndrome

1.22.	«Named Patient Supply» means the supply of Product to Purchasers, whether paid for or free of charge, on behalf of a specific Patient or Patients in the Territory, under such procedures as may exist or be adopted by regulatory authorities in the Territory that permit use and purchase of the Product in the Territory.

1.23.	«Patient(s)» means the patient for whom the Product has been prescribed.

1.24.	«Pricing Authority» means the Regulatory Authority in the Territory responsible for prices registration, re-registration, control over compliance with the rules of pricing for pharmaceutical products in the established by national legislation of the Territory cases,

1.25.	«Privacy Laws» means the applicable laws governing the use and disclosure of personal data and other information about Patients in the Territory including the General Data Protection Regulation 2016/679 and the Federal Law №152-FZ dd 27.07.2006 .

1.26.	«Product» means any of the Products listed in Schedule 1.

1.27.	«Purchase Order» means an order for the purchase of the Product in the form given by Distributor to QUOIN..

1.28.	«Purchaser» means a purchaser of the Product in the Territory, including, but not limited to, health funds, other government agencies, private insurance companies, hospitals and Patients, to whom Distributor distributes Product under this Agreement whether this is Compassionate Supply or Named Patient Supply.

1.29.	«Purchaser Product Price» means the price paid by Purchasers for the Product in accordance with Clause 9.1, being either the List Price or the Confidential Discounted Price, as applicable.

1.30.	«Regulatory Authority» means the EMA or FDA, the applicable regulatory body for the Territory and any other applicable regulatory or government authority.

1.31.	«Regulatory Filing» means a filing with the applicable regulatory body for the Territory for marketing approval of the Product.

1.32.	«Services» means those services defined in clause 3.2.

1.33.	«SOPs» means, collectively, the QUOIN-Specific SOPs and Distributor SOPs as listed in Schedule 2.

1.34.	«Specifications» shall mean, with respect to Product, the physical specifications for the Product as set forth in the Marketing Authorisation, as updated, changed or amended from time to time.

1.35.	«Term» has the meaning given to it in Clause 2.

1.36.	«Territory» means Russia and CIS only.

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1.37.	«Trade Control Laws» means the export control laws and economic and political sanctions laws of the United States government and national laws of the Territory, including economic sanctions laws of the Territory. Such export controls include, but are not limited, to those of the U.S Export Administration Regulations (Title 15 of the U.S Code of Federal Regulations Part 730 et seq.) and the economic sanctions, rules and regulations implemented under statutory authority and/or President's executive orders and administered by the U.S Treasury Department's Office of Foreign Assets Control (Title 31 of the U.S Code of Federal Regulations Part 500 et seq.), which may restrict the export of the Product from the United States and/or their re-export from other countries.

1.38.	«Unfit» means that the Product is unfit for supply or use in the Territory because it has (a) suffered damage in the course of shipment in advance of and up to Delivery; or (b) has not been maintained within the registered storage conditions (which are also applicable to the shipping conditions) and after investigation, the Product cannot be released for distribution to Purchasers.

1.39.	In this Agreement the following interpretations shall apply:

a)	words importing the singular number shall import the plural and vice versa and words importing the masculine gender shall import the feminine and neuter and vice versa;

b)	words such as «hereunder», «hereto», «hereof» and «herein» and other words commencing with «here» shall, unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular clause thereof;

c)	the headings in this Agreement shall not affect or limit the intent, scope or interpretation of this Agreement;

d)	reference to clauses and Schedules are references to the clauses of and schedules to this Agreement;

e)	a reference to any statute, enactment, order, regulation or other similar instrument shall be construed as a reference to the statute, enactment, order, regulation or instrument as amended, consolidated, modified, extended or replaced in whole or in part, by any subsequent statute, enactment, order, regulation or instrument or as contained in any subsequent re-enactment thereof;

f)	any phrase introduced by the terms «including», «include» and «in particular» or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

g)	in the event of any conflict, inconsistency, or ambiguity between the clauses and the schedules, the clauses shall prevail;

h)	reference to «provision», «supply», «delivery» or similar or related terms in the context of the Services shall mean the supply of the Services;

i)	reference to the Parties, or an Affiliate shall include such entities respective successors and permitted assigns;

j)	subject to the Parties’ agreement of change, reference to any document shall be construed as a reference to the document as at the Commencement Date. In addition, all documents referenced within this Agreement, shall be deemed included herein by reference;

k)	reference to a month means a calendar month;

l)	references in this Agreement to a «person» includes any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality).

2.	Term

This Agreement shall enter into effect on the Commencement Date and shall continue in force for a period of five (5) years (the «Term») unless terminated earlier by either Party as otherwise provided in this Agreement. The Term may be extended for an additional twelve (12) month period by written agreement of the Parties, to be reached at least thirty (30) days in advance of the expiry of the Term.

3.	Appointment and Scope of Appointment

3.1.	With effect from the Commencement Date and in consideration of the mutual promises and covenants entered into and other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, QUOIN appoints the Distributor as its exclusive distributor of the Product in the Territory for the duration of the Term.

3.2.	Distributor shall, perform all activities necessary and required to fulfil the Compassionate Supply and Named Patient Supply orders in the Territory, which includes the import of Product into the Territory and its supply and distribution of Product from the point of Delivery of Product to Purchasers and Distributor shall:

a)	obtain all necessary licenses and permits to import, store at the Facility, wholesale and otherwise perform the Services and supply to Purchasers the Product in the Territory;

b)	submit Purchase Orders to QUOIN;

c)	provide such documentation, information and support to Purchasers, Regulatory Authorities and others involved in the supply processes as are necessary or useful to facilitate the Named Patient Supply or the provision of Product on a compassionate use basis;

d)	provide QUOIN with the Purchaser Product Price for all Purchaser Orders in writing and in a format mutually agreed upon by the Parties;

e)	engage with Purchasers and the Pricing Authority (as applicable) or other authorized bodies that are buyers of the Product to ensure effective reimbursement from the Pricing Authority or buyers to the Distributor with respect to the Product sold by the Distributor (however, for the avoidance of doubt, the reimbursement (or not) of the Distributor by a relevant Pricing Authority shall have no effect on the Distributor’s obligation to discharge its invoices to QUOIN for the Purchaser Product Price in accordance with Clause 9.2;

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f)	comply with all applicable SOPs, laws and regulations, and, with respect to documentation and information about the Product, shall only provide information that has been approved by QUOIN for use by Distributor in the Territory;

g)	not delegate all or any part of its obligations hereunder to any person without the prior written consent of QUOIN not to be unreasonably withheld;

h)	identify the relevant KOL’s for the Territory and meet with and invite these KOL’s to relevant national meetings;

i)	attend relevant national congresses and have a Product brand presence at these congresses;

j)	work in conjunction with QUOIN and be consistent with QUOIN’ key educational messaging and Product goals. This includes, but is not limited to, the creation of educational materials to educate in those countries where Marketing Authorisation has not been granted including Product safety and efficacy, mapping of referring and potential treating physicians and institutions of note, specific and targeted disease state awareness programs, mapping or diagnostic pathway and diagnostic education. All educational materials are to be approved in writing by QUOIN. The procedure for the creation and distribution of key educational messaging and Product goals will be mutually agreed and in good faith by the parties;

k)	implement a program of pharmacovigilance for the Product in accordance with Applicable Local Law and present such program reports to both the local agencies in the Territory and QUOIN’s global pharmacovigilance department as required. The procedure for the creation and implementation of pharmacovigilance program for the Product will be mutually agreed and in good faith by the parties;

l)	support clinical development activities such as supplying medical educational materials to QUOIN clinical trials where requested to do so, to be agreed between both Parties in case Distributor has the specified information (materials). In the absence of such information (materials), Distributor shall have the right to refuse to provide them; and

m)	must without delay inform QUOIN in the event of any suspected falsified or counterfeit product, diversion or theft.

3.3.	The Parties acknowledge that the grant of exclusive distributorship is being made in order to expand the supply of the Product in the Territory.

3.4.	The Distributor shall, only when Marketing Authorisation has been granted in the Territory, use its best endeavors to promote and increase sales of the Product in the Territory and in particular, but without limitation, shall:

a)	maintain a comprehensive supply network and employ such staff with such training and technical expertise as shall be necessary to maintain such network and to effect prompt delivery of the Product;

b)	purchase from QUOIN and offer for supply the full range of the Product, unless agreed in writing by QUOIN;

c)	avoid any act or omission which may in any way harm or interfere with the reputation or supply of the Product or the reputation of QUOIN; and

d)	cultivate and maintain good relations with Purchasers and potential Purchasers within the Territory in accordance with best commercial practice.

3.5.	The Distributor shall refrain from making active sales or supply of the Product to Purchasers outside of the Territory. Rights to make active sales or supply in such territories are reserved to QUOIN and its other distributors. For these purposes, active sales or supply shall be understood to mean actively approaching or soliciting Purchasers, including the following actions:

a)	visits;

b)	direct mail, including the sending of unsolicited emails;

c)	advertising in media, on the internet or other promotions, where such advertising or promotion is specifically targeted at Purchasers outside of the Territory;

d)	online advertisements addressed to Purchasers outside of the Territory and other efforts to be found specifically by users outside of the Territory, including the use of territory-based banners on third party websites and paying a search engine or online advertisement provider to have advertisements or higher search rankings displayed specifically to users outside of the Territory;

e)	advertising or promotion in any form, or translation of the Distributor’s website into a language other than English, that the Distributor would not reasonably carry out but for the likelihood that it will reach Purchasers outside of the Territory; and

f)	accepting a Purchase Order from a Purchaser outside the Territory.

3.6.	Distributor shall only perform such other activities as are mutually agreed upon by the Parties in writing.

4.	Nature of Relationship

4.1.	During the Term if QUOIN and/or Distributor becomes aware that any person other than the Distributor is supplying Product in the Territory in violation of QUOIN’ and/or Distributor rights under the Licensing Agreement («Unauthorised Product Supply») then QUOIN will use commercially reasonable efforts to exercise its rights to prevent such Unauthorised Product Supply

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4.2.	During the Term and for a period of one (1) year thereafter, Distributor shall not directly or indirectly, promote any competing products in the Netherton Syndrome space

4.3.	Except as specifically set forth in this Agreement, during the Term and for a period of one (1) year thereafter, Distributor shall not, directly or indirectly, manufacture, develop, prepare or file Regulatory Filings for, distribute, market, sell, supply or otherwise commercialize, the Product in any form (including any dosage form), including generic versions, substitutions, alternative presentations or anything comparable to the foregoing of the Product, in the Territory or outside the Territory. This restriction shall not apply in the event that QUOIN transfers its rights in the Product to a third party and that third party permits such activities to be undertaken by the Distributor. Without limiting the provisions of Clauses 23 (Confidentiality) and Clause 18 (Intellectual Property Rights) or any other provision of this Agreement, in no event shall Distributor: (a) use or disclose Confidential Information (as defined in Clause 23.1) of QUOIN to undertake any activities during the Term or after the Term to compete, directly or indirectly, against the Product in any manner or form, including, without limitation, the competitive activities set forth in Clauses 4.1 and 4.2; or (b) be granted, or be deemed to have been granted, any license or other rights to the Product that are not specifically set forth in this Agreement and shall not use any rights specifically granted to them in this Agreement to undertake any activities during the Term or after the Term to compete, directly or indirectly, against the Product in any manner or form, including, without limitation, the competitive activities set forth in Clauses 4.1 and 4.2.

4.4.	Distributor shall not distribute, sell, supply or otherwise transfer, either directly or indirectly, any Product purchased under this Agreement or otherwise (i) outside the Territory; or (ii) other than on a Compassionate Supply or Named Patient Supply basis. Without limiting the foregoing, Distributor shall not knowingly sell, supply, distribute or otherwise transfer Product purchased under this Agreement or otherwise to a third party in the Territory who, either directly or indirectly, sells, supplies or distributes Product outside the Territory. In addition, Distributor shall not distribute, supply or sell any Product purchased under this Agreement or otherwise to any person listed as a ‘Specially Designated National’ by the United States Office of Foreign Assets Controls, or its successor agency (the «OFAC»).

5.	Operational Aspects

5.1.	Distributor shall perform its obligations in accordance with the terms of this Agreement and the SOPs. Distributor shall perform its obligations under this Agreement with the skill, care and diligence that would be expected of an experienced distributor in the Territory.

5.2.	Distributor-Specific SOPs are listed in Schedule 2. Distributor shall have in place at all times all SOPs necessary to comply with all local codes and regulations operating in the Territory, including those which govern interactions with health professionals and payments of buyers and shall provide QUOIN with copies of all relevant Distributor SOPs upon request.. In the event of any conflict between Distributor's otherwise standard practices and procedures (including those set forth in a Distributor SOP) and a QUOIN-Specific SOP, the terms of the QUOIN-Specific SOPs prevail

5.3.	Reports

a)	Distributor shall provide information and reports to QUOIN in the format provided in Schedule 3 on a monthly basis and such further information as is reasonably required in applicable SOPs within the timeframes and upon the frequency set forth in the applicable SOPs or as otherwise mutually agreed. Upon receipt of a request for a report from QUOIN that Distributor is not already providing to QUOIN, Distributor will discuss with QUOIN in good faith if it is reasonably practicable for Distributor to provide such report and the likely timeframe for its delivery. All reports provided by Distributor to QUOIN shall be in English; and

b)	Distributor shall use commercially reasonable efforts to validate that all information included in the reports that is generated by the Distributor or from its own records is accurate and complete, and all other information provided to QUOIN under this Agreement (other than information that is provided by QUOIN) is to the best of the Distributor's knowledge accurate and complete, and that translations of documents made by or on behalf of Distributor shall be complete and accurate in all material respects.

5.4.	Distributor shall, at its expense, use a knowledgeable team of employees to supply the Product on a Named Patient Supply or Compassionate Supply basis and QUOIN shall provide them with relevant training on a basis to be discussed and agreed between the Parties prior to submission of the first Purchase Order.

6.	Product Shipment and Distribution

6.1.	QUOIN shall deliver or procure the delivery of the Product (DAP Incoterms 2010) within thirty (30) days of the order placement by Distributor to customs located at the arrival airport of the Product in the Territory i.e. Sheremetyevo-2 airport, Sheremetievskaya customs code 10005000, customs post Sheremetyevo Airport (cargo) code 10005022 i.e. the arrival date on the air-way bill (each, a «Delivery»). For the avoidance of doubt, the Distributor shall be responsible for import customs clearance, customs duties, taxes and any other local governmental charges, and risk of any loss or damage to the Product shall pass to the Distributor upon Delivery. Title to and risk of Product transfers to Distributor upon Delivery. Should QUOIN not receive payment of Product by Distributor within the timeframe outlined in clause 9.3, QUOIN is entitled to claim immediate return of the Product and all associated costs of same from Distributor.

6.2.	In relation to ordering and shipment of Product from QUOIN to Distributor:

a)	Distributor shall only purchase Product from QUOIN. The Parties shall discuss near and long-term forecasts of Product supply in the Territory at the meetings with such frequency as may be required. For planning purposes only, no later than the 5th Business Day of each month, the Distributor shall provide QUOIN with a rolling twelve (12) month forecast of anticipated purchases of Product, broken out by dosage form;

b)	Distributor shall also, immediately upon receipt of the requisite purchase documentation from a Purchaser promptly submit a firm written Purchase Order to QUOIN for the amount of Product inventory that is necessary to fulfil the order from the Purchaser. Each Purchase Order shall specify the amount of Product required, by dosage form, and the requested delivery date for Product ordered which shall not be less than one (1) month from the date of the Purchase Order; provided, however, that QUOIN shall have the right to reject any Purchase Orders that do not contain an amount and dosage type. QUOIN shall use commercially reasonable efforts to accept all Purchase Orders except for any that it rejects in writing within forty-eight (48) hours for being non-compliant with this Clause 6.2 or where a Purchase Order is one hundred and fifty percent (150%) higher than that which was provided in the twelve (12) month rolling forecast by the Distributor to QUOIN in Clause 6.2a), and having used all reasonable efforts to accept the significantly increased Purchase Order, QUOIN cannot fulfil such a Purchase Order. QUOIN shall deliver or procure Delivery of all of the Product comprised in the Purchase Orders to Distributor, as set forth in Clause 6.1, within thirty (30) days of the date of the Purchase Order. QUOIN agrees to send the Specification to Distributor within fifteen (15) Business Days from receipt of a Purchase Order. Furthermore, QUOIN agrees to send the applicable Marketing Authorisations for the Product to Distributor promptly after the Commencement Date and shall endeavor to keep Distributor informed of any changes in Marketing Authorisation including renewals etc. The terms and conditions of this Agreement shall be controlling over any inconsistent or additional terms or conditions included in any Purchase Order, supply acknowledgment, invoice or other document, which inconsistent or additional terms shall be null and void;

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c)	each shipment of Product to Distributor shall contain such quality control certificates and other documentation as are necessary to show that at the time of Delivery the Product conformed to the Specifications; Furthermore, QUOIN shall inform the Distributor of shipment of the Product within two (2) Business Days before the date of shipment of Product with an indication of description, range and quantity; cost; gross weight and net weight of the Product with copies of the following documents attached to the notice and to be sent with the Product: (i) invoice; (ii) packing list; (iii) waybill; (iv) certificate of origin of the goods; and (if required) (v) export declaration/letter justifying its non-submittal, (vi) documents confirming quality of the Product and the manufacturer (manufacturer's certificate of quality). Should any further documents be required QUOIN will use commercially reasonable endeavors to provide said documents. For the avoidance of doubt, QUOIN will provide documents in the English language, if documents are required to be translated to a language that is not English, this will be the responsibility of the Distributor, at Distributors cost.

d)	QUOIN shall supply Product to Distributor on a Named Patient Supply or Compassionate Supply basis in international packs and upon Marketing Authorisation being granted shall work with Distributor at no extra cost to QUOIN and Distributor to ensure the supply of Product contains labelling and other graphics that are compliant with the Marketing Authorisation and will discuss in good faith any possible change in Delivery times required to fulfill Purchase Orders due to the creation of new packs with labelling and other graphics that are compliant with the Marketing Authorisation.

e)	The Distributor shall be responsible for carrying out a visual inspection of the Product for any failure or defect in the Product, and for the quantitative compliance with the Purchase Order. QUOIN shall be entitled to take all necessary steps to ascertain the cause of any failure or defect, including shortage. In the event that QUOIN determines the failure or defects (including shortage) are due to loss or damage occurring before the risk of loss or damage passed to the Distributor under the Agreement the Distributor shall co-operate with QUOIN in taking whatever steps are necessary to remedy the defect and the Distributor shall promptly send to QUOIN the units of the allegedly defective Product or some other evidence of deficiency as QUOIN shall specify. If it is impossible to return (re-export) a defective Product, such Product will be destroyed by the Distributor. At the same time, QUOIN undertakes to reimburse the Distributor for the costs incurred in connection with the destruction of the Product in the manner and within the time specified in the relevant Distributor’s requirement.

Credit for the defective Product shall issue only if and to the extent that QUOIN, examination shall confirm the Distributor’s complaints. Should Distributor disagree (which has to be in good faith and not commercially unreasonable otherwise QUOIN’s examination will be final and binding), with QUOIN’s complaints, the Parties will agree in good faith to appoint an independent international expert in this field to resolve any dispute. The determination of the independent expert which will be completed within thirty (30) calendar days from appointment, will be final and binding on the Parties in the absence of manifest error. The costs of the independent expert will be shared by the parties equally, QUOIN reserves the right to, subject to receipt of a certificate of destruction of the Product in question, replace or procure the replacement of such Product with conforming Product within thirty (30) days and shall procure reimbursement of the Distributor for the pre-approved costs of destruction of the Product in question in accordance with the regulatory requirements of the Territory;

f)	QUOIN reserves the right to require the Distributor to return to QUOIN all or part of the Unfit Product at QUOIN’s expense or to destroy it, or otherwise to dispose of it at QUOIN’s expense and pursuant to its instructions; and

g)	within ten (10) Business days from the Delivery of Product, Distributor shall advise QUOIN in writing (a «Rejection Notice») if a shipment of Product does not conform to the Specifications at the time of Delivery or is Unfit at the time of Delivery. If a Rejection Notice is not received by QUOIN within ten (10) Business Days from Delivery of Product, Distributor will be deemed to have accepted the Product. Acceptance of the Product does not impose on Distributor any liability for any consequence of the Product not conforming to Specifications. If Distributor delivers a Rejection Notice in respect of all or any part of a shipment of Product, then Distributor shall, within ten (10) Business Days following such Rejection Notice, provide QUOIN with all necessary information to prove that the Product in question did not conform to the Specifications at the time of delivery to Distributor. The Parties acknowledge the implications of a Rejection Notice and shall act towards each other in good faith and with full transparency in the event that a Rejection Notice is served. Rejection of Product by Distributor, whether appropriate or not, shall not impact its obligations under Clause 6.1. The remedies provided in this Clause 6.2(g) shall be Distributor's sole and exclusive remedy for the delivery by QUOIN of non-conforming Product

6.3.	In relation to shipment to the Distributor:

a)	Distributor shall, at its own expense, be responsible for obtaining any necessary import (into the Territory) permits and licenses, and for paying all customs, duties and other governmental charges related to (i) the shipment and delivery of Product from the QUOIN to Distributor (other than those costs which QUOIN will incur as required under DAP Incoterms 2010) (ii) and to the importation and supply of the Product in the Territory on a Named Patient Supply or Compassionate Supply basis, such charges include but are not limited to any taxes, charges, fees or duties related to or imposed in connection with the handling, storage, processing and/or legalization of the Product and/or any documents relating to the Product (other than those costs which QUOIN will incur as required under DAP Incoterms 2010). Importation of the Product on a charitable basis (if applicable) will be mutually agreed between the parties in a separate agreement;

b)	Distributor shall, in respect of each order for the Product to be supplied hereunder, be responsible for ensuring the accuracy of the order and for providing QUOIN with any information which is necessary in order to enable QUOIN to fulfil the order;

c)	Distributor shall distribute Product on a «first expire, first out» basis and otherwise comply with all applicable SOPs in selecting Product inventory for dispensing and distribution; and

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d)	except as required by applicable laws, regulations or SOPs, Distributor shall not, without QUOIN’ and/or QUOIN’ prior written consent, alter, make any modifications or tamper with Product packaging or trademarks used on or in relation to the Product (except to remove Product from the shipping containers) or alter, make any modifications or tamper with Product labelling.

6.4.	Distributor will at all times handle, store and distribute Product in accordance with Applicable Local Laws, regulations, SOPs, label requirements and the requirements of the Territory Regulatory Authorities, and shall, upon request by QUOIN, provide evidence of compliance with such requirements. The Product is to be maintained in accordance with labelled storage conditions.

7.	Recall of Product

7.1.	In the event (a) any Regulatory Authority issues a directive or order that the Product be recalled, (b) a court of competent jurisdiction orders such a recall, or (c) QUOIN communicates that the Product should be recalled for any reason, the Parties shall promptly implement a recall for such Product to the extent distributed under this Agreement in accordance with applicable SOPs and QUOIN’s reasonable requirements. QUOIN shall, unless the recall has been caused by the negligence of the Distributor in its handling the Product, be responsible for all reasonable costs and expenses of recalling and destroying the Product (e.g. destruction charges (upon provision of evidence of destruction), man-hours and other costs incurred by Distributor in assisting QUOIN in arranging and coordinating a recall). QUOIN or Third-Party Designee on behalf of QUOIN as appropriate will be responsible for all returns, except as set forth in the applicable SOP, and all aspects of any recall (subject to the provision by the Distributor of requested reasonable assistance). Any recalled Product will be destroyed in accordance with Applicable Local Law requirements. QUOIN shall use reasonable commercial endeavors to replace or procure in good faith and if feasible the replacement of such recalled Product with conforming Product within thirty (30) days;

7.2.	Without prejudice to any other rights QUOIN as appropriate may have against the Distributor, the Distributor shall at all times maintain adequate control procedures to permit complete recall of any of the Product, including the implementation of a traceability system which allows traceability data to be retrieved within a maximum of twenty-four (24) hours.

7.3.	If QUOIN determines or becomes aware that the Product fails in any respect to meet the relevant Specifications or the standards of quality and appearance required by QUOIN or applicable law, QUOIN shall be entitled by notice to the Distributor to require the Distributor to take all necessary action to recall immediately any such Product (including any such Product sold to Purchasers of the Distributor) and cease all further supply of such Product on a Named Patient Supply or Compassionate Supply basis until QUOIN can satisfy itself that the cause of the failure has been detected and rectified. The Product must be clearly marked and kept separate from other products and must be handled and disposed of in accordance with QUOIN’ instructions. Save as required by law, the Distributor shall make no announcement of any kind in respect of the withdrawal of any of the Product from the market unless requested by QUOIN.

7.4.	In relation to inventory processing and monitoring:

a)	Distributor will record receipt of orders from Purchasers and shipments of Product in accordance with the SOPs. Distributor will supply QUOIN with reports related to Product inventory, orders and shipment that cover the information in the format set out in Schedule 3 or required by applicable SOPs, which will include reports of all inventory under the control of Distributor. All reports provided by Distributor to QUOIN as appropriate shall be in English;

b)	Distributor shall at all times segregate Product inventory from other products and Product inventory shall be clearly marked as Product inventory, along with the purpose of such inventory. Distributor shall ensure the timely delivery of Product to Purchasers upon its arrival in the Territory; and

c)	During the Term, QUOIN have the right to perform, during normal business hours, upon reasonable prior notice to Distributor, physical inventory counts and inspections of Product at the Facility and, if applicable, any other facility of the Distributor where Product is stored. QUOIN is obliged to notify the Distributor about the implementation of these inspections (audit) no later than ten (10) Business Days before the intended inventory (inspection, audit). QUOIN must provide an audit program within the deadline. The procedure of inventory (inspection, audit) applies to all inventories (inspection, audit).

8.	Payment

8.1.	The list price for the Product (the «List Price») shall be notified by QUOIN to the Distributor commencing on the date of the first Purchase Order. List Price is confidential and Distributor may not disclose or change the List Price unless QUOIN provides its written consent. The Distributor shall be entitled to enter into arrangements with pricing authorities whereby it may supply such Product on a Named Patient Supply or Compassionate Supply basis for prices which are lower than the List Price subject to each such arrangement being entered into upon a strictly confidential basis and having received the prior written approval of QUOIN (the «Confidential Discounted Price»). The Purchaser Product Price with respect to each Purchase Order shall be either the List Price or the Confidential Discounted Price, as applicable. In the event of a change in the List Price, QUOIN must send the Distributor a corresponding notice no later than thirty (30) days before the entry into force of the new List Price.

8.2.	Distributor shall purchase each unit of Product from QUOIN at the applicable Purchaser Product Price which will result in a bonus (commission payment) of [****] percent ([****]%) to the Distributor.

8.3.	Distributor shall remit payment for Product to QUOIN within ninety (90) calendar days of Delivery of the Product in the Territory against an invoice issued by QUOIN via wire transfer. All amounts due under this Agreement shall be paid in USD. Payment will be deemed past due if not received by the due date.

8.4.	All amounts due under this Agreement and any judgment or arbitral award under this Agreement shall be paid in USD. Any Party remitting an amount other than in USD shall be required to bear the cost of converting any payment in such alternate currency into USD or that payment remitted in an alternate currency may be rejected by the receiving Party.

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8.5.	Distributor shall invoice Purchasers for the Purchaser Product Price directly on their own behalf and shall be solely responsible for collections of accounts receivables resulting therefrom.

8.6.	Distributor shall bear all responsibility and liability for all supply, use, excise, value-added, services, consumption, and other taxes and duties, including but not limited to any withholding taxes, associated with the purchase of Product and its supply and distribution under this Agreement (other than QUOIN’ income taxes based upon or measured by income). The Parties expressly agree that all payments to QUOIN pursuant to this Agreement shall be made without any deduction, withholding, retention, or set off on account of taxes or otherwise and oblige Distributor to gross-up such payments on account of any taxes, deductions or retentions under applicable laws.

8.7.	Except as specifically set forth in this Agreement, the Parties shall each bear their own costs in connection with the distribution of Product into and within the Territory, drafting and negotiation this Agreement, and any disputes or other matters related to this Agreement, in addition, without limiting the foregoing, Distributor shall bear its own costs and expenses in coordinating and performing its activities under this Agreement.

8.8.	For purposes of Distributors bank and currency exchange laws of the Territory only, the total value of the Agreement will be determined by the total number of invoices or other documents, which confirm the Delivery of Product (including but not limited invoices and other applicable pricing documents).

8.9.	QUOIN Bank Details are as follows:

[****]

9.	Reporting and Records

9.1.	Distributor shall submit to all reasonable inquiries and inspections by relevant Regulatory Authorities that relate to the Product or this Agreement. Distributor shall promptly inform QUOIN and Third-Party Designee on behalf of QUOIN of all inspections or audits of Distributor to be conducted by any relevant Regulatory Authority if such inspections are directly related to the Product or this Agreement. Distributor will (a) provide QUOIN with copies of all documents, reports or communications received from or given to any Regulatory Authority associated therewith, translated into English if necessary; (b) permit QUOIN’ representatives to be present on site and participate, as appropriate, based on questions or requests specific to QUOIN or the Product, and as permitted by Regulatory Authority, in such inspections and participate in the wrap-up sessions; and (c) allow QUOIN the opportunity and sufficient time (at least five (5) Business Days where possible) to review and provide comments to Distributor on communications with Regulatory Authorities, drafts of which shall be provided to QUOIN with an English translation, with respect to matters related to QUOIN or the Product, and Distributor and its Affiliates will, to the extent consistent with applicable laws and regulations, revise any such correspondence to the Regulatory Authority taking into account QUOIN’ comments to the extent such are reasonable and given timely. Each Party will be responsible for its own costs in complying with the terms of this Clause 10.

9.2.	Distributor shall notify QUOIN and Third-Party Designee on behalf of QUOIN immediately (and in no event later than two (2) Business Days) after Distributor receives any contact or communication from any Regulatory Authority related to the Product. Distributor, without being required to place itself in breach of obligations of confidentiality or applicable laws or regulations, shall provide QUOIN with copies of any such correspondence or other communication (or relevant sections thereof if the correspondence or communication relates to the Product or Services not covered by this Agreement), translated into English if necessary, within two (2) Business Days of receipt of such communication by Distributor. Distributor will consult with QUOIN regarding the response to any inquiry or observation from any Regulatory Authority relating to the Product, and shall, if permitted by applicable laws and regulations, and if not prejudicial to its own relationship with the Regulatory Authority, allow QUOIN, at its discretion, to participate in any further contacts or communications relating to the Product subject to any deadlines imposed by the Regulatory Authority. Distributor will comply with all reasonable requests and comments by QUOIN and Third-Party Designee on behalf of QUOIN with respect to all contacts and communications with any Regulatory Authority relating to the Product. Distributor will provide QUOIN with drafts, with an English translation, of any correspondence or other reports to be submitted to any Regulatory Authority concerning the Product for review prior to submission, will consider in good faith QUOIN’ and/or comments that are given on a timely basis, and will provide final copies to QUOIN promptly after submission.

9.3.	Distributor shall maintain customary books and records with respect to the Product provided pursuant to this Agreement, and shall retain such books and records for a period of five (5) years after termination or expiration of this Agreement or longer if required by applicable laws or regulations. QUOIN retains the right to inspect these books and records throughout this period.

9.4.	Upon reasonable advance notice to Distributor, Distributor shall permit employees and/or representatives of QUOIN, to enter the Facility and conduct a reasonable inspection of the property, processes, procedures and records related to the Product during normal business hours in order to determine whether Distributor is complying with the terms of this Agreement, including, without limitation, Clause 18.4 and Clause 13. Each Party shall pay its own costs associated with the activities contemplated by this Clause 10.4.

9.5.	Notwithstanding anything in this Agreement to the contrary, Distributor shall use commercially reasonable efforts to remedy any deficiencies or breaches that are noted by QUOIN employees or representatives or Third-Party Designee on behalf of QUOIN a Regulatory Authority during any inspection or audit. Audits or inspections that are conducted as a result of a prior deficiency or breach noted by the employees or representatives of QUOIN or may be conducted at such frequency as is reasonable to confirm that the deficiency or breach, as the case may be, has been cured in a sustained manner. QUOIN acknowledges and covenants that any person conducting any such inspection (other than an employee or agent of a Regulatory Authority) shall fully comply with the confidentiality obligations of this Agreement, and shall at all times comply with health, safety and other requirements that are posted at the applicable site and other reasonable written policies of Distributor of which QUOIN’ employees or representatives or are made aware, to the extent consistent with applicable laws and regulations.

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10.	Data Exchange Agreement

10.1.	The Parties agree to enter into a safety data exchange agreement prior to the first distribution of Product into the Territory («Safety Data Exchange Agreement»). The Safety Data Exchange Agreement shall address the issues typically and customarily covered by such agreements.

11.	Compliance

11.1.	The Distributor shall pay for and maintain in force all licences, consents, permits and approvals of all Regulatory Authorities whatsoever which are or may be necessary or advisable in connection with the carrying out by the Distributor of any of its obligations pursuant to this Agreement.

11.2.	The Distributor shall comply with all applicable laws and regulations relating to the transportation, distribution, storage, marketing, offer for supply and supply of the Product on a Named Patient Supply or Compassionate Supply basis and the Distributor shall notify QUOIN of any changes or proposed changes that are made or proposed from time to time in such laws relating to the nature or method of manufacture, packaging or labelling of the Product as soon as reasonably practicable after the change or proposed change comes to the attention of the Distributor.

11.3.	The Distributor shall comply with any specific storage and/or distribution requirements relating to the Product notified to the Distributor by QUOIN and the Distributor agrees that QUOIN (at its discretion) may audit the Distributor’s premises for compliance with the obligations imposed under this Clause 12.

11.4.	The Distributor will conduct its business with integrity. The Distributor shall not give any payments, services, gifts, entertainment, bribes or other advantages to any supplier employee or third party which are intended to influence the way in which QUOIN employee, or third party goes about his or her duties. The Distributor shall not engage in actual or attempted money laundering and agrees that it will comply with all applicable laws for the prevention of fraud, corruption, racketeering or terrorism (collectively, «Anti-Corruption Laws»). When requested to do so by QUOIN, the Distributor shall confirm in writing its compliance with this Clause 12, and agrees to immediately notify QUOIN in writing if it has discovered any act or omission which may constitute a breach by the Distributor of this Clause 12.

12.	Additional Obligations, Representations and Warranties

12.1.	Each Party represents and warrants, and covenants to the other Party that during the Term it is, and will at all times be, in compliance with all applicable laws, regulations and industry codes applicable to its business, the distribution of the Product into and within the Territory and the Services, including, without limitation, applicable anti-bribery laws including the U.S. Foreign Corrupt Practices Act, as amended (collectively the «Anti-Bribery Laws»), laws and regulations regulating the payments to health care professionals, prohibiting the submission of false information to Regulatory Authorities, the Pricing Authority and other government agencies, Privacy Laws, and laws and regulations on restraint of trade and competition, and U.S. anti-boycott and export control laws. Each Party shall take all action necessary and required actions to comply with all such laws, regulations and industry codes. To the extent QUOIN has disclosed to Distributor on or before the Commencement Date specific written policies to assure compliance with respect to Anti-Bribery Laws, export laws or any other applicable laws, Distributor shall comply with such QUOIN policies.

12.2.	In addition, notwithstanding any other provision of the Agreement, neither Party be required to take, or to refrain from taking, any action where to do so would be inconsistent with or penalized under the laws of England and Wales or the Territory or any applicable foreign jurisdiction and in particular QUOIN shall not be required to act in any way that is prohibited by Trade Control Laws.

12.3.	In addition, notwithstanding any other provision of this Agreement, QUOIN or Third-Party Designee on behalf of QUOIN shall not be required to take, or to refrain from taking, any action where to do so would be inconsistent with or penalized under the laws of England and Wales or any applicable foreign jurisdiction.

12.4.	Each Party covenants and agrees that, as requested by the other Party and on a periodic basis, it shall certify in writing to the other Party that it is in full compliance with Clause 13.1 and has not committed any violations of the laws, regulations or codes set forth in Clause 13.1. Distributor shall also complete any surveys, and respond to information requests, made by QUOIN or Third-Party Designee on behalf of QUOIN in connection with the foregoing certification and shall require its Affiliates to do the same.

12.5.	Each Party represents, warrants and covenants with the other Party that it, nor any of its affiliates are, and during the Term shall not be: (a) listed on any restricted parties list maintained by the OFAC, the U.S. Department of Commerce, or its successor agency, or other similar lists maintained by any agency or Regulatory Authority within the United States Government; or (b) located in or acting on behalf of governments or countries who are on OFAC’s sanctioned countries list. In the event a Party or any of its Affiliates becomes listed on the lists set forth in (a) or (b) of this subsection, the Party shall immediately notify the other Party in writing.

12.6.	Without limiting any of QUOIN’ other termination rights in this Agreement or its ability to pursue other rights and remedies against Distributor or any of its Affiliates, any breach of clause 13.1 shall be considered a material breach of this Agreement and entitle QUOIN to terminate this Agreement under clause 20.3a) without the requirement to provide Distributor with the cure period set forth therein.

12.7.	All of Distributor, its Affiliates’ and/or Subcontractors’ employees and agents who perform the Services shall be qualified to perform such Services, and have all professional licenses, permits, certificates and registrations required for their performance of the Services.

12.8.	Distributor shall be responsible for the health and safety of the employees and agents of Distributor, its Affiliates and/or Subcontractors who perform the Services. Distributor, its Affiliates and/or Subcontractors shall comply with all applicable laws, rules and regulations relating to employee and Facility health and safety. Distributor, its Affiliates and/or Subcontractors shall ensure that its employees and agents at the Facilities comply with all SOPs related to safety, security, entrances, parking areas, sanitation, and other provisions for maintenance of good order.

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12.9.	Distributor represents that it now has and will maintain in full force and effect, all applicable licenses, permits and approvals required by Distributor and its Affiliates to fulfil its obligations under this Agreement.

12.10.	Distributor represents that it has a backup and disaster recovery plan to back up all transactions, records and data related to the Services in the event of a system malfunction or in the event of a natural disaster, including Force Majeure events. Distributor shall provide QUOIN with written notice of the start and stop of any Services as a result of system malfunctions and its nature and expected duration promptly following its occurrence. In the event of a system malfunction, Distributor will continue to perform its other obligations under this Agreement and will use commercially reasonable efforts to resume performance of all its obligations under this Agreement as soon as reasonably practicable.

12.11.	Distributor, its Affiliates and/or Subcontractors shall comply with all safety and security (including information technology) SOPs, laws and regulations that apply to the Facility and the Services. Distributor will notify QUOIN in writing of any breaches of such procedures, standards, SOPs, laws or regulations that impact the Product or the Services.

12.12.	Distributor, its Affiliates and/or Subcontractors shall comply with all applicable quality control SOPs and all laws and regulations that apply to the Facility, the Product and the Services

12.13.	In distributing the Product in the Territory and performing the Services, Distributor, its Affiliates and/or Subcontractors will access and collect information from Purchasers and Patients. Distributor and its Affiliates and Subcontractors shall comply with all Privacy Laws related to such information, including limitations on the use and disclosure of personally-identifiable Patient information («Personal Data»). Distributor, its Affiliates and/or Subcontractors shall not use or disclose Personal Data for any purpose other than to perform its obligations under this Agreement and shall not provide Personal Data to QUOIN or its Affiliates or to any third party (a) unless permitted or required under applicable laws and regulations or (b) with the express prior written approval of QUOIN, provided in the case of clause (b), such disclosure is permitted by applicable laws and regulations, including Privacy Laws, and any required consents from the relevant Patient have been obtained.

12.14.	Any breach this Clause 13 shall be considered a material breach of the Agreement and entitle the non-breaching Party to terminate the Agreement under Clause 20.3 without the requirement to provide the other Party with the cure period set forth therein.

13.	Mutual Representations and Warranties

13.1.	QUOIN hereby warrants that the Products shall, as at the date of Delivery, conform with the Specifications and are free of defects.

13.2.	Each of the Parties represents and warrants to the other as follows:

a)	such Party is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation;

b)	the Agreement constitutes a valid and binding obligation of such Party enforceable in accordance with its terms;

c)	neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby constitutes a violation of, default under, or conflicts with (a) any terms of the articles of incorporation, bylaws or other organizational documents of such Party or (b) any order, judgment or decree of any court or governmental body binding upon or affecting such Party; and

d)	The persons executing this Agreement on behalf of the Parties are duly authorized to do so and by so doing are bound to the terms and conditions of this Agreement.

13.3.	Distributor and its Affiliates and QUOIN and its Affiliates and their respective employees and agents are not prohibited, prevented or limited in any manner by any applicable Regulatory Authority or applicable laws and regulations from performing the Services.

14.	Indemnification, Limitation of Liability and Insurance

14.1.	Indemnification.

a)	QUOIN, at its own expense, shall defend, indemnify and hold harmless Distributor and its officers, directors, employees, agents and successors from and against all liabilities, costs, charges, expenses (including reasonable attorneys’ fees) and damages including those related to personal injury or death incurred in connection with any third party claim (collectively, «Claims» and individually, a «Claim») to the extent they resulted from, or arose out of: (a) the Product not being in accordance with the Specification as of the date of Delivery; (b) manufacturing, handling and shipping of the Product by QUOIN prior to the date of Delivery; (c) any actual or asserted infringement or violation of any patent, trademark, trade name, copyright or other intellectual or proprietary rights of any third party with respect to any Product or information relating to the Product provided by or on behalf of QUOIN; (d) any negligent or intentional misconduct of QUOIN or any of its employees, representatives or agents; (e) any breach of or default of the terms of the Agreement or the Safety Data Exchange Agreement by QUOIN or or (f) any breach of any representation or warranty hereunder by QUOIN or; provided, however that QUOIN’ indemnification obligations under this Clause 15.1(a) shall not apply to any liability or damages to the extent caused by the negligence or willful misconduct of Distributor or its employees or agents, or breach of the Agreement by Distributor;

b)	Distributor, at its own expense, shall defend, indemnify and hold harmless QUOIN and their Affiliates and their respective employees, officers, directors, employees, agents and successors from and against all third party Claims that result from or are caused by (a) the negligence or intentional misconduct of Distributor or any of its Affiliates or Subcontractors or any of their respective agents or employees; (b) the supply or distribution of the Product in the Territory on a Named Patient Supply or Compassionate Supply basis; (c) any breach of or default of the terms of this Agreement or the Safety Data Exchange Agreement by Distributor or any of its Affiliates or Subcontractors or any of their respective employees or agents; or (d) any breach of any representation or warranty hereunder by Distributor; provided, however that Distributor's indemnification obligations under this Section 15.1(b) shall not apply to any liability or damages to the extent caused by the negligence or willful misconduct of QUOIN or its employees or agents, or breach of this Agreement by QUOIN.

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c)	Distributor may engage specific personnel to provide consultancy services exclusively to QUOIN in relation to the Product (the «Consultants»). Distributor, at its own expense, shall defend, indemnify and hold harmless QUOIN and their respective employees, officers, directors, employees, agents and successors from and against all third party Claims that result from or are caused by (a) the negligence or intentional misconduct of Distributor or any of its employees, Consultants or subcontractors or any of their respective agents or employees; (b) the distribution activities of the Distributor with respect to the Product (c) any breach of or default of the terms of the Agreement by Distributor; or (d) any breach of any representation or warranty hereunder by Distributor; provided, however that Distributor's indemnification obligations under this Clause 15.1(c) shall not apply to any liability or damages to the extent caused by the negligence or willful misconduct of QUOIN or its employees or agents breach of the Agreement by QUOIN; and

d)	The Party entitled to indemnification under this Clause 15.1 (the «Indemnified Party») shall give prompt written notice of the Claim to the Party obligated to provide the indemnification (the «Indemnifying Party») and, provided that the Indemnifying Party is not contesting the indemnity obligation, shall permit the Indemnifying Party to control any litigation relating to such Claim and disposition of any such claim, provided that the Indemnifying Party shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of any Claim as the settlement or disposition relates to the Parties being indemnified under this Clause and the Indemnifying Party shall not settle or otherwise resolve any claim without the prior written consent of the Indemnified Party unless the settlement completely absolves the Indemnified Party of all liability for the Claim and the settlement contains a permanent and comprehensive release of liability in favour of the Indemnified Party and its Affiliates and, as applicable, their respective employees and agents. The Indemnified Party shall cooperate with the Indemnifying Party in its defence of any claim for which indemnification is sought hereunder and is not entitled to indemnification from the Indemnifying Party for any Claim settled without the prior written consent of the Indemnifying Party.

15.	LIMITATION OF CERTAIN DAMAGES: NO OTHER WARRANTIES.

15.1.	EXCEPT FOR LIABILITY ARISING UNDER A PARTY’S INTENTIONAL MISCONDUCT OR FRAUD OR CLAUSES 4.3, 4.4, 15.1, 18 AND 23, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), WHETHER OR NOT CONTEMPLATED OR FORESEEABLE, WHETHER A CLAIM THEREFORE IS BROUGHT AT LAW OR IN EQUITY AND REGARDLESS OF WHETHER ANY CLAIM THEREFORE IS BASED UPON CONTRACT, TORT OR OTHER PRINCIPLES; PROVIDED THAT THIS LIMITATION ON LIABILITY SHALL NOT APPLY TO THE EXTENT PROHIBITED BY APPLICABLE LAWS OR REGULATIONS.

15.2.	EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT DISTRIBUTOR MAKES NO OTHER REPRESENTATIONS, WARRANTIES OR PROMISES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, QUOIN MAKES NO REPRESENTATIONS, WARRANTIES OR PROMISES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND HEREBY EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATIONS, WARRANTIES OR PROMISES, THAT THE PRODUCT WILL OBTAIN MARKETING AUTHORISATION OR CAN BE SUCCESSFULLY DISTRIBUTED IN THE TERRITORY.

15.3.	NEITHER PARTY EXCLUDES OR LIMITS ITS LIABILITY IN NEGLIGENCE FOR DEATH OR PERSONAL INJURY, OR FOR FRAUD, OR WILFUL MISCONDUCT OR OTHERWISE INSOFAR AS ANY EXCLUSION OR LIMITATION OF ITS LIABILITY IS VOID, PROHIBITED OR UNENFORCEABLE BY LAW.

16.	Insurance.

16.1.	Distributor hereby confirms that as of the Commencement Date, Distributor has valid contracts of liability insurance of transportation of goods and stock and further agrees to maintain such insurance for the Term of this Agreement.

16.2.	QUOIN shall maintain during the Term customary and reasonable commercial general liability insurance and product liability insurance.

16.3.	All insurance required hereunder shall be with reputable insurance companies. If any insurance required hereunder is provided on a claims-made basis, then said insurance shall be maintained in full force and effect for at least five (5) years after the expiration of the Agreement and any renewals hereunder.

17.	Intellectual Property Rights

17.1.	Results of Services.

a)	QUOIN-Owned Information and Materials and telephone numbers, website addresses, trademarks, service marks and copyrights will be the exclusive property of QUOIN; and

b)	QUOIN shall own and be free to use, without restriction or any payments, QUOIN-Owned Information and Materials QUOIN will have the right to use and disclose the QUOIN-Owned Information and Materials, any other documents, information and materials covered by this Clause for any and all purposes.

17.2.	Intellectual Property - Ownership; Assignment.

a)	Distributor agrees to and hereby assigns to QUOIN all of Distributor's right, title and interest in and to any and all discoveries, improvements, trademarks, processes, formulas, data, inventions, enhancements, know-how and trade secrets, whether protectable under intellectual property laws or otherwise, relating to the Product whether developed during the Term or thereafter (including, without limitation, any use thereof, any manufacturing process applicable thereto, any method of administration thereof or any method of packaging or handling thereof) (collectively, «Inventions») and related intellectual property rights (collectively, «Product Inventions»). Distributor shall promptly disclose to QUOIN all Product Inventions;

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b)	Distributor agrees to execute, at QUOIN’s expense, such instruments of transfer, assignment, conveyance or confirmation and such other documents as QUOIN may request to assign to QUOIN all Product Inventions;

c)	Without the prior written consent of QUOIN, Distributor shall not, at any time file, cause to be filed, or consent to the filing of, any patent, trademark, service mark, trade name or copyright application with respect to, or claiming, any QUOIN-Owned Information and Materials; and

d)	As between Distributor and QUOIN, QUOIN shall have the sole right, but not the obligation (other than as provided below), to file, prosecute, defend, maintain and enforce (collectively, «Protect») all rights in QUOIN-Owned Information and Materials within or outside the Territory.

17.3.	QUOIN Trade marks.

a)	Subject to the terms and conditions of the Agreement, QUOIN hereby grants to Distributor a license to use QUOIN owned or licensed trademarks (including PRODUCT) solely in connection with marketing and distributing the Product under the Agreement in the Territory. Distributor acknowledges QUOIN’ ownership of all right title and interest in and to QUOIN trademarks, and agrees that it will do nothing inconsistent with such ownership and that all use of QUOIN trademarks by Distributor shall inure to the benefit of and be on behalf of QUOIN.QUOIN. Distributor agrees that nothing in the Agreement shall give Distributor any right, title or interest in QUOIN trademarks other than the right to use such trademarks in accordance with the Agreement; and

b)	Distributor further agrees that it will not attack, use any of the trade marks in any way which might prejudice their distinctiveness, validity or goodwill nor will it assist others in attacking, QUOIN’ rights in its trademarks. The Distributor shall also not use in the Territory any trade-marks or trade names so resembling any trade mark or trade names QUOIN owns or licenses which are likely to cause confusion or deception. Notwithstanding anything in the Agreement to the contrary, if, by virtue of Distributor's use of QUOIN’s trademarks, Distributor acquires any equity, title or other rights in or to such trademarks, Distributor shall and hereby agree to assign and transfer same to QUOIN and to execute and deliver all requested applications and other documents, and take such other actions as QUOIN may reasonably request, to effect the assignment and transfer of Distributor's equity, title or other rights in or to such trademarks. QUOIN will reimburse Distributor for Distributor's out-of-pocket expenses incurred in connection with cooperation provided at QUOIN’s request under the preceding sentence. In addition, Distributor shall comply with SOPs or other instructions provided by QUOIN to Distributor with respect to the proper use of QUOIN’ trademarks.

17.4.	Except as expressly set forth in the Agreement, nothing in the Agreement, nor the delivery of any information or materials from one Party to the other Party (or any third party acting on its behalf) in connection with the Agreement will be deemed to grant to any Party any right or license under any intellectual property of the other Party.

17.5.	Distributor shall provide QUOIN with prompt written notice as soon as Distributor becomes aware of any actual, alleged, suspected or threatened sale or supply of a generic form of Product in the Territory, infringement of QUOIN’s Product-related patents or trademarks in the Territory or misappropriation of QUOIN-Owned Information and Materials that comes to the attention of Distributor or its Affiliates or Subcontractors.

18.	Additional QUOIN Obligations

18.1.	QUOIN shall take all action necessary such that it complies with all existing and applicable laws, regulations and industry codes related to the manufacture of the Product and the responsibilities allocated to it under the Agreement and to provide full assistance and information to the Distributor such that, if QUOIN seeks to obtain Marketing Authorisation in the Territory during the Term of this Agreement then both Parties will work together to achieve this (subject to the termination right at Clause 20.1), with the Marketing Authorisation to be owned exclusively by QUOIN. Distributor acknowledges that Product will be European Union labelled product manufactured in accordance with current good manufacturing practices applicable in the United States.

18.2.	QUOIN shall promptly notify Distributor if QUOIN becomes the subject of or becomes aware of any threatened, investigation by a Regulatory Authority in the Territory involving the Product.

18.3.	QUOIN represents and warrants to the Distributor that it has the right to appoint the Distributor as exclusive Distributor for the Product in the Territory and that the Distributor's marketing and distribution of the Product in the Territory will not infringe the intellectual property rights of any third party.

19.	Termination

19.1.	In addition to the other clauses of the Agreement that permit QUOIN to terminate the Agreement early, QUOIN may also terminate the Agreement by giving Distributor written notice stating the grounds of termination as follows:

a)	QUOIN may terminate the Agreement upon immediate written notice if QUOIN or Third-Party Designee on behalf of QUOIN is no longer permitted under applicable laws or regulations from shipping Product to Distributor or otherwise doing business with Distributor;

b)	QUOIN may terminate the Agreement at any time if the Product is no longer permitted in the Territory or to be given to the Purchasers of the Product in the Territory;

c)	QUOIN may terminate the Agreement upon immediate written notice in the event Distributor breaches Clauses 3.2, 4.2, 4.3, 4.4, 6.4, 12, 13.1, 17, 18 or Clause 26 of the Agreement;

d)	QUOIN may terminate the Agreement if there is a Change of Control of the Distributor;

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e)	QUOIN may terminate the Agreement upon immediate written notice if Distributor promotes or is involved in any competing products to that of the Product in the Netherton Syndrome or related Ichthyosis Disorders space.

f)	QUOIN may terminate upon immediate written notice if Distributor sells, supplies or promotes the Product outside of the Territory;

g)	QUOIN may terminate upon immediate written notice if Distributor fails to obtain within five (5) months from the Commencement Date the necessary permits and licenses to distribute the Product in the Territory;

h)	QUOIN may terminate the Agreement at any time if the Distributor totally or substantially discontinues operation of its pharmaceutical distribution business;

19.2.	In addition to the other clauses of the Agreement that permit the Distributor to terminate the Agreement early, Distributor may also terminate the Agreement by giving QUOIN written notice stating the grounds of termination as follows:

a)	Distributor may terminate the Agreement upon immediate written notice if Distributor is no longer permitted under applicable laws or regulations from doing business with QUOIN;

b)	Distributor may terminate the Agreement at any time if the Product is no longer permitted in the Territory;

c)	Distributor may terminate the Agreement upon immediate written notice in the event QUOIN or any of its Affiliates breaches Clause 13.1; and

d)	Distributor may terminate the Agreement at any time if QUOIN totally or substantially discontinues operation of its business.

19.3.	Either Party may terminate this Agreement with immediate effect by written notice to the other Party if:

a)	the other Party commits a material breach of this Agreement (for this purpose, Distributor’s payment obligations shall be deemed material) and (if such breach is remediable) fails to remedy that breach within a period of thirty (30) days of being notified in writing to do so;

b)	the other Party has entered into any composition or arrangement with its creditors or becomes subject to an examination order or goes into liquidation, (otherwise than for the purposes of amalgamation or reconstruction), shall become involved in receivership, bankruptcy, debtor relief or similar proceeding, become involved in any proceeding, voluntary or forced, whereby the Party involved is limited in the free and unrestrained exercise of its own judgement as to the carrying out of the terms of this Agreement, or a resolution is passed for the winding-up of the other Party or the other Party is struck off the register of companies;

c)	an encumbrancer takes possession of, or a receiver, manager or other similar officer is appointed in respect of, the whole or any material part of the property or assets of the other Party;

d)	the other Party ceases, or threatens to cease, to carry on business;

e)	the other Party becomes unable to pay its debts as and when they fall due or is deemed to be unable to pay its debts as they fall due;

f)	the other Party suspends or ceases, or threatens to suspend or cease, to carry on all or a substantial part of its business; and

g)	any event occurs, or proceeding is taken, with respect to the other Party in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in Clause 20.3(b) to Clause 20.3(f) inclusive.

19.4.	All rights and obligations of the Parties shall cease to have effect immediately upon termination of this Agreement except that termination shall not affect:

a)	accrued rights and obligations of the Parties at the date of termination; and

b)	the continued existence and validity of the rights and obligations of the Parties under those Clauses which are expressed to survive termination and any provisions of this Agreement necessary for the interpretation or enforcement of this Agreement.

19.5.	Upon termination of this Agreement for whatever reason the Distributor shall forthwith:

a)	cease to represent that it is an authorised distributor of QUOIN and cease to use any QUOIN-Owned Information and Materials; and

b)	at its own risk and expense, return to QUOIN or dispose of, as QUOIN may direct, all literature, other documents and material relating to the Product supplied to the Distributor by QUOIN together with the Product held by it, title to which has not passed to the Distributor.

20.	Consequences of Termination

20.1.	Upon termination the following obligations shall continue to apply: all Parties shall continue with existing responsibilities and shall abide by the terms of existing agreements with respect to Purchasers under this Agreement:

a)	both Parties shall complete any tenders/Purchase Orders submitted and open at the date of termination where any such Purchasers wish to use or continue to use the Product; provided however, that if termination is a result of breach by the Distributor, the Distributor shall pay for the Purchase order in advance of shipment of Product.

b)	both Parties shall continue to abide by all clauses regarding confidentiality, Intellectual Property Rights, support, and payments;

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c)	both Parties are obliged to at first possible occasion to return any Confidential Information not needed for continued service and support;

d)	Distributor shall be supported by QUOIN and assisted in performing its obligations under any proposals, tenders, offers or other contractual commitments provided to Purchasers before the date of termination and in performing and fully completing all contracts signed with Purchasers prior to the date of termination;

e)	QUOIN is not obliged to accept Purchase Orders submitted by Distributor after the Termination Date unless it is related to a tender Distributor submitted to Purchasers prior to such termination or it is related to unfulfilled contractual obligations of Distributor for contracts with Purchasers entered into prior to termination;

f)	Notwithstanding termination, QUOIN shall supply the Product to Distributor in accordance with the terms of this Agreement to fulfil any tenders, offers or proposals submitted to Purchasers prior to termination; and

20.2.	Notwithstanding the termination of the Agreement, QUOIN shall, subject to the below proviso with respect to costs, continue to support Distributor to comply with any of its legal obligations under Applicable Local Law pursuant to any contracts with Purchasers with respect to the Product, and Distributor shall reimburse QUOIN for any related staff costs (including but not limited to time, travel and accommodation) incurred by QUOIN in providing support, such reimbursement to be made upon receipt of an itemised invoice.

20.3.	The Parties shall be entitled to inform Purchasers and other third parties about the Termination, but not earlier than two (2) months before the effective date of Termination unless such notification may affect the payment by such Purchasers of amounts due and owing to Distributor.

20.4.	Distributor shall not have a claim against QUOIN for compensation or indemnification of any kind for or arising out of the termination or non-renewal of the Agreement. In this respect, under no circumstances shall QUOIN be liable to Distributor by reason of termination or non-renewal of the Agreement inter alia for compensation, reimbursement or damages for (i) loss of agency rights; (ii) loss of prospective compensation; (iii) good will or loss thereof; or (iv) expenditure, investments, leases, or other type of commitment made in connection with the business of such Party or in reliance on the existence of the Agreement.

21.	Transition Support

21.1.	Upon termination or expiration of the Agreement, Distributor shall take all commercially reasonable steps to transition Purchasers to QUOIN or parties designated in writing by QUOIN. Such transition assistance shall include, but not be limited to: (a) the transfer of QUOIN-Owned Information and Materials in a format or formats to be mutually agreed upon by the Parties; (b) the transfer of quality control testing, methods and other similar information related to the Product; and (c) the transfer to QUOIN, or the cancellation of, licenses and permits in the name of the Distributor related to the Agreement or the Product, as instructed by QUOIN; and (d) information about Purchasers and reimbursement information about the Product in the Territory; and (e) information about Patients, on a de-identified basis only, in the possession of Distributor or its Affiliates or Subcontractors, subject to compliance with applicable laws and regulations. In addition, the Distributor shall de-register the Agreement in the Territory, in the event that the Agreement had to be registered, as soon as practicable and, in doing so, take all necessary and required actions to effect such de-registration, including executing all documents that are necessary or required and making all necessary and required filings and notifications.

21.2.	QUOIN shall reimburse Distributor for the reasonable and documented costs and expenses of Distributor's activities under this Clause 22 unless the termination of the Agreement is the result of a material breach by Distributor under Clause 20.3(a) in which case Distributor shall be responsible for the costs and expenses of its activities under this Clause 22.

21.3.	Notwithstanding any other provision of the Agreement, the rights and obligations of the Parties under Clause 2, 4.2, 4.3, 7, 8.3, 11, 13, 14, 14.3, 18, 20, 22, 23, 24, 25, 26 and 27 shall survive termination or expiration of the Agreement, subject to any time or other limitations on the survival periods set forth in the applicable clauses.

22.	Confidentiality

22.1.	Each Party (the «Receiving Party») shall keep strictly private and confidential all information and documentation disclosed by the other Party before or after the Commencement Date (the «Disclosing Party») to the Receiving Party which relates to any trade secrets of the Disclosing Party (including, without limitation, proprietary processes of manufacture, know-how or methods of carrying on business) or which is identified by the Disclosing Party as confidential (the «Confidential Information») and will not use any of the Disclosing Party’s Confidential Information for any purpose other than the performance of its obligations or the exercise of its rights under this Agreement or other than as provided, copy or disclose any of the Disclosing Party’s Confidential Information to any third party whatsoever.

22.2.	During the term of this Agreement the Receiving Party may disclose the Disclosing Party’s Confidential Information to its employees and sub-contractors to the extent that it is reasonably necessary for the purposes of this Agreement. The Receiving Party shall procure that its employees and sub-contractors at all times are bound by this Clause 23.

22.3.	The obligations contained in Clauses 23.1 and 23.2 shall not apply to any of the Disclosing Party’s Confidential Information which:

a)	is at the Commencement Date of this Agreement already in, or at any time after the Commencement Date comes into, the public domain other than through breach of this Agreement or any other agreement between the Parties by the Receiving Party;

15

b)	can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party;

c)	is required to be disclosed by law or pursuant to the order of a court of competent jurisdiction or the rules of any stock exchange on which a Party’s shares (or those of any group Quoin) are listed; or

d)	subsequently comes lawfully into the possession of the Receiving Party from a third party with the right to disclose the information free of any obligation of confidentiality and who is not providing such information on behalf of the Disclosing Party or in connection with this Agreement.

22.4.	No public announcement, communication or circular (other than to the extent required by law or by the rules of any stock exchange on which a Party’s shares (or those of any group Quoin) are listed) concerning this Agreement shall be made or dispatched by the Distributor during the term of this Agreement without the prior written consent of QUOIN.

22.5.	This Clause 23 shall survive termination of this Agreement for whatever cause.

23.	Non-Disclosure

23.1.	During the Term of the Agreement and for a period of ten (10) years thereafter, except as specifically permitted under the Agreement, the Receiving Party shall keep the Disclosing Party's Confidential Information in the strictest confidence (whether such Confidential Information was disclosed to the Receiving Party before, on or after the Commencement Date) and shall not disclose, or permit the disclosure of, any Confidential Information of the Disclosing Party to any third party without the prior consent of the Disclosing Party. The Receiving Party shall not use, or permit the use of, any Confidential Information of the Disclosing Party, without the prior consent of the Disclosing Party, for any purpose other than in connection with the proper performance of the Receiving Party's obligations under the Agreement and, in the case of QUOIN as Receiving Party, in connection with its related activities.

23.2.	The Receiving Party shall use all reasonable efforts to prevent any inadvertent disclosure or unauthorized reproduction or use of the Confidential Information of the Disclosing Party that are consistent with the level of effort the Receiving Party uses to protect its own Confidential Information, but not less than commercially reasonable efforts. The Receiving Party will immediately advise the Disclosing Party in writing if the Receiving Party becomes aware of any disclosure in violation of this Clause 24 or misappropriation or misuse by any person of the Disclosing Party's Confidential Information.

23.3.	Notwithstanding the foregoing, (a) QUOIN may use the Confidential Information of Distributor and/or disclose such Confidential Information to a third party for use, after the Term to the extent that such Confidential Information is included in the information and documentation required to be transferred to QUOIN under Clause 22.1 to the extent it is necessary to transition the Purchasers to QUOIN or any third party and, to the extent provided to a third party (other than a Regulatory Authority) by QUOIN, the third party is subject to confidentiality and non-use obligations as stringent as those imposed on QUOIN in this Clause 24; and (b) the Receiving Party may disclose the Confidential Information of the other Party to the extent such Confidential Information is required to be disclosed pursuant to a requirement of a Regulatory Authority or law, provided that, except with respect to Product-related filings made by or on behalf of QUOIN to a Regulatory Authority: (i) the Receiving Party has given the Disclosing Party prior written notice of such disclosure and takes all available steps to maintain the confidentiality of the information disclosed; and (ii) the Disclosing Party has been afforded a reasonable opportunity to contest the necessity and scope of such disclosure.

23.4.	The Receiving Party acknowledges and agrees that the Disclosing Party considers the Confidential Information to be valuable and confidential. Unless otherwise required by law and for one copy of such information which may be retained by the Receiving Party for its records, the Receiving Party, upon the termination or expiration of the Agreement or at any other time upon the reasonable request of the Disclosing Party, shall promptly delete or return, as specified by the Disclosing Party, to the Disclosing Party, in good order, the originals and all hard (non-electronic) copies of the Disclosing Party's Confidential Information, and delete all electronic copies of the Disclosing Party's Confidential Information, except for any automatically created copies maintained on the Receiving Party's systems or back-up media and except that QUOIN will have no obligation to return or destroy the Confidential Information of Distributor incorporated into any documents, data or reports which have been provided to QUOIN under the Agreement or are required to be provided to QUOIN under Clause 22.3 or that have been incorporated into any Regulatory Filing.

23.5.	Each Party acknowledges that any breach of the provisions of this Clause 24 by the other Party may result in serious and irreparable injury to the non-breaching Party for which monetary damages may not be adequate. As a result, each Party agrees that, in addition to any other remedy it may have, the other Party will be entitled to seek specific performance of these provisions and to seek injunctive relief without the need to post a bond or to show harm.

24.	Publicity

Except as set forth in this Clause 25, neither Party nor their respective Affiliates will:

a)	make any public announcements concerning the Agreement or its terms without first obtaining the written consent of the other Party, except with respect to information which has already been approved in a prior public announcement;

b)	issue any press release or make any public announcement which includes the name of the other Party or its Affiliates or will otherwise use the name of the other Party or its Affiliates in any public statement, publicly released document, advertising or promotional literature without first obtaining the written consent of the other Party, except with respect to information which has already been approved in a prior press release or public announcement; or

c)	notwithstanding anything to the contrary in this Clause 25, either Party or its Affiliates may make any disclosure required by applicable securities laws (provided that if the Agreement is required to be filed as an exhibit to a securities filing, the disclosing Party will request confidential treatment to the extent allowed by applicable law), without prior approval of the other Party. If such disclosure is required, the disclosing Party will provide the other Party with drafts of the filings, including all exhibits and appendices, for review at least five (5) Business Days prior to submission, will consider in good faith such Party's comments, and will provide final copies to such Party promptly after submission.

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25.	Communications about Product and Related Matters.

25.1.	Distributor shall not promote or market the Product unless and until Marketing Authorisation is obtained with respect to the Product.

25.2.	Subject to the requirements of all Applicable Laws, and strictly subject to the receipt of the Marketing Authorisation with respect to the Product, the Distributor shall, at its own cost and expense upon Marketing Authorisation being granted, use commercially reasonable efforts to market, promote and supply the Product in the Territory.

25.3.	Distributor shall not promote or recommend any off-label or unapproved use of the Product.

25.4.	Distributor shall not, in any form or medium, disparage Product or otherwise publish or communicate comparisons of Product to other products.

25.5.	Distributor represents that it now has and will maintain in full force and effect, all applicable licenses, permits and approvals required by Distributor to fulfil its obligations under the Agreement.

25.6.	Distributor shall comply with all safety and security (including information technology) SOPs, laws and regulations that apply to the Facility. Distributor will notify QUOIN in writing of any breaches of such procedures, standards, SOPs, laws or regulations that impact the Product.

25.7.	Distributor shall comply with all applicable quality control SOPs and all laws and regulations that apply to the Facility and the Product.

25.8.	In distributing the Product in the Territory, Distributor will access and collect information from Purchasers. Distributor shall comply with all Privacy Laws related to such information, including limitations on the use and disclosure of personally-identifiable Patient information («Personal Data»). Distributor shall not use or disclose Personal Data for any purpose other than to perform its obligations under the Agreement and shall not provide Personal Data to QUOIN or to any third party (a) unless permitted or required under applicable laws and regulations or (b) with the express prior written approval of QUOIN, provided in the case of clause (b), such disclosure is permitted by applicable laws and regulations, including Privacy Laws.

26.	General

26.1.	No Partnership

Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture, principal-agent relationship, or other co-operative entity between any of the Parties.

26.2.	Force Majeure

If either Party is prevented or delayed from or in performing any of its obligations under this Agreement (other than an obligation to make payment) by Force Majeure, then:

a)	that Party’s obligations under this Agreement shall be suspended for so long as the Force Majeure continues and to the extent that that Party is so prevented, hindered or delayed;

b)	as soon as reasonably possible and in any event within five (5) Business Days after commencement of the Force Majeure, that Party shall notify the other Party in writing of the occurrence of the Force Majeure, the date of commencement of the Force Majeure and the effects of the Force Majeure on its ability to perform its obligations under this Agreement;

c)	that Party shall use all reasonable efforts to mitigate the effects of the Force Majeure upon the performance of its obligations under this Agreement; and

d)	as soon as reasonably possible and in any event within five (5) Business Days after the cessation of the Force Majeure, that Party shall notify the other Party in writing of the cessation of the Force Majeure and shall resume performance of its obligations under this Agreement.

26.3.	If any Force Majeure prevails for a continuous period in excess of two (2) months, either Party shall be entitled to terminate this Agreement by giving not less than fourteen (14) Business Days’ notice in writing to the other Party.

26.4.	Entire Agreement

This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof, supersedes all previous agreements (whether written or oral) and understandings between the Parties with respect thereto. There are no representations, agreements, arrangements or understandings, oral or written, between or among the Parties hereto relating to the subject matter of the Agreement that are not fully expressed herein.

26.5.	Assignment

a)	The Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns;

b)	Distributor shall not assign any of its respective rights or delegate or subcontract any of its respective duties under the Agreement without the prior written consent of QUOIN. QUOIN. Any such assignment, delegation or subcontracting consented to by QUOIN shall not relieve the Distributor of its responsibilities and liabilities hereunder and the Distributor shall remain liable to the other Party for the conduct and performance of each permitted assignee, delegate and subcontractor hereunder.

17

c)	Any attempt by Distributor to assign, transfer, delegate or subcontract any of the rights, duties or obligations in violation of this Clause 27.5 will be void.

26.6.	Severability

Each clause, subsection and sentence of the Agreement shall be considered severable, and if for any reason any Clause (or part thereof) is determined to be invalid under current or future law, such invalidity shall not impair the operation of or otherwise affect the valid portions of the Agreement. If any section or subsection is declared invalid under this Clause 27.6, the Parties agree to negotiate in good faith an amendment to the Agreement that would be equivalent in substance to the invalidated section or subsection.

26.7.	Amendment

No alteration, amendment, waiver, cancellation or other changes in any term or condition of this Agreement shall be valid or binding on either Party unless the same has been agreed to in writing by both Parties.

26.8.	Waiver

The terms, covenants and conditions of the Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision of the Agreement shall in no manner affect the right at a later date to enforce the same or to enforce any future compliance with or performance of any of the provisions hereof. No waiver by any Party of any condition or other breach of any provision, term or covenant in the Agreement whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or the breach of any other provision, term or covenant of the Agreement.

26.9.	No Third-Party Beneficiaries.

The Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

26.10.	Variation

This Agreement may only be varied in writing excluding electronic methods of writing signed by each of the Parties.

26.11.	Costs and Expenses

Each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and implementation of this Agreement.

26.12.	Counterparts

This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

26.13.	Notices

a)	Any notice or other communication which the Distributor or QUOIN is required or authorised by the Agreement to serve on the other shall be sufficiently served if sent to the other at the address set out at the head of this Agreement for each Party:

i.	By hand; or

ii.	By prepaid post,

b)	Notices sent by prepaid post shall be deemed to be served three (3) Business Days following the day of posting;

c)	Email may be used by either Party for informal, day-to-day, operational requests, approvals and notifications under this Agreement, but email is not a permitted method by which to send any formal notices under this Agreement unless such notice is acknowledged by email expressly stating to be sufficient as notice for the purpose of this Clause 27.13 of the Agreement;

d)	All notices and other communications that may be or are required to be given under the Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered or one day after mailing if sent by independent overnight courier, and shall be addressed as follows:

If to Distributor:

Orpharm LLC

141860, Moscow Region, Dmitrov, Iksha, Naberezhnaya street 10/B

Attention: Pavel Shestiperov

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If to QUOIN:

Quoin Pharmaceuticals

42127 Pleasant Forest Court, Ashburn, VA 220148, USA

Attention: Chief Executive Officer

e)	Either Party may change its address for purposes of notice pursuant to the Agreement by notifying the other Party of such change of address in the manner set forth above, except that notices for changes of address are effective only upon receipt by the other Party.

26.14.	Independent Contractor

It is expressly acknowledged by the Parties hereto that each of them is independent of the other and nothing in the Agreement is intended, nor shall be construed to create, an employer-employee relationship, a joint venture relationship, or landlord tenant relationship between the Parties. The Agreement does not create a relationship of contracts agency or proxy, commercial agency or any other agency relationship between the Parties under any law, regulation or theory.

26.15.	Interpretation

a)	The Parties each acknowledge, represent and agree that they have negotiated the Agreement over a period of time, that they have read the Agreement and the attached Schedules, that they fully understand the terms thereof, that they have consulted with and have been fully advised by independent legal counsel, accountants and other advisors with respect thereto, and that therefore, for purposes of interpreting the Agreement, neither Party shall be considered the author or drafter, and the Agreement shall not be construed against either Party on that basis; and

b)	The Parties each acknowledge, represent and agree that English is the controlling language of the Agreement and that the English version of the Agreement is controlling and supersedes any translations of the Agreement. In addition, the Parties each acknowledge, represent and agree that the controlling language of any disputes under the Agreement shall be English.

26.16.	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of England and Wales. Each of the Parties to this Agreement irrevocably agrees that the courts of England and Wales are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement shall therefore be brought in the courts of England and Wales.

INWITNESS WHEREOF this Agreement is executed on the day and year set out on the first page hereof.

SIGNED by

/s/ Michael Myers
Director for and on behalf of
QUOIN

SIGNED by

/s/ Pavel Shestiperov
for and on behalf of
orphaRm llc

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SCHEDULE 1

The Product

As at the Commencement Date the Products are:

1.	QRX003 for Netherton Syndrome

Product will be supplied in International Packs, i.e. a three (3) language pack written in the English, German and Dutch languages.

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SCHEDULE 2

Distributor SOPS

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ORPHARM LLC – RELEVANT SOP INDEX. OCTOBER 2021

№	Document Name EN	Document Name RU	Document ID	Date	Ver.
1	Quality manual	Руководство по качеству	РК	2020	1
2	Quality policy	Политика о качестве	ПК	2020	1
3	Credit policy	Кредитная политика	КрП	2021	2
4	Marketing policy	Маркетинговая политика	МП	2021	2
5	Guidelines for storage and transportation	Методические рекомендации по хранению и транспортировке	МР	2021	2
6	Information security policy	Политика информационной безопасности	ПИБ	2020	1
7	Documentation management	Управление документацией	СТО-01	2020	1
8	Records management	Управление записями	СТО-02	2020	1
9	Internal audit	Внутренний аудит	СТО-03	2020	1
10	Managing nonconforming services and products	Управление несоответствующими услугами и продукцией	СТО-04	2020	1
11	Corrective and preventive actions (CAPA)	Корректирующие и предупреждающие действия (CAPA)	СТО-05	2020	1
12	Development and presentation of QMS documents	Порядок разработки и оформления документов СМК	СТО-06	2020	1
13	Procedure for subcontractor or partner due diligence and contractual work	Порядок Организации договорной работы	СТО-07	2021	2
14	Procedure for the organization of claim related work	Порядок организации претензионно-исковой работы	СТО-08	2020	1
15	Procedure for creating a Counterparty card in 1C	Порядок создания карточки Контрагента в ИС 1 С	СТО-09	2020	1
16	Power of attorney management procedure	Порядок организации работы с доверенностями	СТО-10	2020	1
17	Procedure for preparing complaints to the federal antimonopoly service (FAS) on the actions (omissions) of customers under 44-FZ, 223-FZ	Порядок подготовки жалоб в ФАС на действия (бездействия) заказчиков в рамках 44-ФЗ, 223-ФЗ	СТО-11	2020	1
18	Corporate anti-corruption program	Корпоративная программа по противодействию коррупции	СТО-12	2020	1

Confidential

22

ORPHARM LLC – RELEVANT SOP INDEX. OCTOBER 2021

19	Regulations on the Credit Committee	Положение о Кредитном комитете	СТО-13	2020	1
20	Assortment management procedure	Порядок работы по ассортименту в Обществе	СТО-14	2020	1
21	Processing manufacturers' requests	Порядок работы с производителем по запросам	СТО-15	2020	1
22	Procedure for ensuring information security when providing antivirus protection	Порядок обеспечения информационной безопасности при обеспечении антивирусной защиты	СТО-16	2020	1
23	Procedure for ensuring the security of the local computer network	Порядок обеспечения безопасности локальной вычислительной сети	СТО-17	2020	1
24	The procedure for ensuring information security in the management domain	Порядок обеспечения информационной безопасности при управлении доменом	СТО-18	2020	1
25	Procedure for ensuring information security when working with corporate email	Порядок обеспечения информационной безопасности при работе с корпоративной электронной почтой	СТО-19	2020	1
26	Procedure for ensuring information security when working with the Internet	Порядок обеспечения информационной безопасности при работе с сетью интернет	СТО-20	2020	1
27	Procedure for ensuring information security when working with software	Порядок обеспечения информационной безопасности при работе с програмным обеспечением	СТО-21	2020	1
28	Procedure for ensuring information security of file exchange	Порядок обеспечения информационной безопасности файлового обмена	СТО-22	2020	1
29	Procedure for ensuring information security when using portable mobile devices	Порядок обеспечения информационной безопасности при эксплуатации портативных мобильных устройств	СТО-23	2020	1
30	Procedure for ensuring information security when working with information resources	Порядок обеспечения информационной безопасности при работе с информационными ресурсами	СТО-24	2020	1
31	Information security procedures for data archiving, backup, and recovery	Порядок обеспечения информационной безопасности при архивировании, резервном копировании и восстановлении данных	СТО-25	2020	1

Confidential

23

ORPHARM LLC – RELEVANT SOP INDEX. OCTOBER 2021

32	Procedure for ensuring information security when recording, storing and using key information carriers	Порядок обеспечения информационной безопасности при учете, хранении и использовании носителей ключевой информации	СТО-26	2020	1
33	Procedure for purchasing goods (medicines and medical devices)	Порядок закупки товара (лекарственные средства и изделия медицинского назначения)	СТО-28	2020	1
34	Procedure for receiving goods from the supplier to the warehouse	Порядок приемки товара от поставщика на склад	СТО-29	2020	1
35	Procedure for claims processing when accepting goods from a supplier	Порядок претензионной работы при приемке товара от поставщика	СТО-30	2020	1
36	Procedure for claims handling when shipping goods to the customer	Порядок претензионной работы при отгрузке товара клиенту	СТО-31	2020	1
37	The procedure for making claims of transport companies in the delivery of goods	Порядок выставления претензий транспортным компаниям при доставке товара	СТО-32	2020	1
38	Procedure for making changes to the architecture and algorithms of 1C	Порядок внесения изменений в архитектуру и алгоритмы ИС 1С	СТО-33	2020	1
39	Procedure for managing accounts receivable	Порядок управления дебиторской задолженностью	СТО-34	2020	1
40	Operating procedure for switching and network equipment, LAN	Порядок работы коммутационного и сетевого оборудования, ЛВС	СТО-35	2020	1
41	Procedure for providing and working with personal computers	Порядок предоставления и работы с персональными компьютерами	СТО-36	2020	1
42	Fault tolerance and data backup	Порядок обеспечения отказоустойчивости и резервного копирования	СТО-37	2020	1
43	Order of technical support for users	Порядок технической поддержки пользователей	СТО-38	2020	1
44	Server infrastructure organization	Порядок организации серверной инфраструктуры	СТО-39	2020	1
45	Procedure for handling medicinal products that require special temperature storage conditions	Порядок обращения с лекарственными препаратами, требующими особого температурного режима хранения	СТО-40	2020	1
48	Procedure for accounting storage and use of the Company's seals	Порядок учета хранения и использования печатей Общества	К-1	2020	1
51	Procedure for receiving and shipping goods	Порядок приемки и отгрузки ТМЦ	СТО-43	2020	1

Confidential

24

ORPHARM LLC – RELEVANT SOP INDEX. OCTOBER 2021

52	Regulation on establishing, updating and storing information about beneficial owners	Положение об установлении, обновлении и хранении информации о бенефициарных владельцах	СТО-44	2020	1
53	Inventory management and product movement from the moment of its planning, purchase and sale by the client	Управление товарным запасом и движение товара с момента его планирования, закупки и реализации клиентом	СТО-45	2020	1
54	Risk management	Управление рисками	СТО-46	2021	2
55	Change control	Управление изменениями	СТО-47	2020	1
56	The QMS analysis by the management	Анализ СМК со стороны руководства	СТО-48	2020	1
57	Policy on the processing of personal data	Политика в отношении обработки персональных данных	СТО-П 12	2020	1
58	Violation reporting policy	Политика сообщений о нарушениях	СТО-ПСН	2020	1
59	Code of corporate ethics	Кодекс корпоративной этики	СТО-ККЭ	2020	1
60	Procedure for payment of claims received from contractors under government contracts	Порядок работы по оплате претензий, поступивших от контрагентов в рамках исполнения государственных контрактов	СТО-49	2020	1
61	Monitoring of IT infrastructure and software	Мониторинг ИТ инфраструктуры и программного обеспечения	СТО-50	2020	1
62	Corporate antitrust compliance program (antitrust policy)	Корпоративная программа соблюдения антимонопольного законодательства (антимонопольная политика)	СТО-АМП	2020	1
63	Regulations on employee certification	Положение об аттестации работников	СТО-П13	2020	1
64	corporate training procedure	Об обучении	СТО-51	2020	1
65	Procedure for receiving products from the supplier to the warehouse	Порядок приемки продукции от поставщика на склад	СТО-Л 001	2020	1
66	Product placement and storage system in a warehouse	Система размещения и хранения продукции на складе	СТО-Л 002	2020	1
67	Monitoring and control of product storage conditions in the warehouse	Мониторинг и контроль условий хранения продукции на складе	СТО-Л 003	2020	1
68	Procedure for handling products that require special temperature storage conditions. Cold chain management.	Порядок обращения с продукцией, требующей особого температурного режима хранения. Управление "холодовой цепью".	СТО-Л 004	2020	1

Confidential

25

ORPHARM LLC – RELEVANT SOP INDEX. OCTOBER 2021

69	Management of non-conforming products	Управление несоответствующей продукцией	СТО-Л 005	2020	1
71	Managing product returns	Управление возвратами продукции	СТО-Л 007	2020	1
72	Procedure for decommissioning and destruction of products	Порядок списания и уничтожения продукции	СТО-Л 008	2020	1
74	Transportation of goods and materials	Транспортировка ТМЦ	СТО-Л 010	2020	1
75	Maintenance of warehouse premises and equipment. Calibration and verification of measuring instruments.	Техническое обслуживание помещений и оборудования склада. Калибровка и поверка средств измерений.	СТО-Л 011	2020	1
76	Qualification and validation	Квалификация и валидация	СТО-Л 012	2020	1
77	Ensuring sanitary and hygienic conditions in the warehouse	Обеспечение санитарногигиенического режима на складе	СТО-Л 013	2020	1
78	Emergency Plan	План мероприятий при чрезвычайных ситуациях	СТО-Л 014	2020	1
79	Management of deviations	Управление отклонениями	СТО-Л 015	2020	1
80	Internal inspection of the warehouse	Внутренние инспекции склада	СТО-Л 016	2020	1

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SCHEDULE 3

Reports and Meeting

1.	Distributor will provide QUOIN with data and reports covering (but not limited to) the following topics:

a.	Monthly supply information;

b.	supply by country in the Territory;

c.	inventory;

d.	pseudonymised information on Patients;

e.	near and long-term Product supply forecasts; and

f.	reports of payments to medical personnel.

2.	The Parties shall meet on at least a quarterly basis in person or by telephone, to discuss and review, among other things, each Party's performance under the Agreement and other matters related to their relationship.

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